Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Fourth Quarter and Full Year 2023

RICHMOND, Va. (February 22, 2024) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the fourth quarter and full year ended December 31, 2023.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three Months and Year Ended December 31

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2023	2022	% Change	2023	2022	% Change

Net income	$20,765	$2,312	798.1%	$177,489	$144,805	22.6%
Net income per share	$0.09	$0.01	800.0%	$0.77	$0.63	22.2%

Operating income	$38,910	$17,488	122.5%	$247,481	$206,478	19.9%
Operating margin %	12.5%	5.8%	670 bps	18.4%	16.7%	170 bps

Adjusted EBITDAre	$90,536	$89,714	0.9%	$436,895	$413,115	5.8%
Comparable Hotels Adjusted Hotel EBITDA	$103,667	$105,639	(1.9%)	$500,079	$477,876	4.6%
Comparable Hotels Adjusted Hotel EBITDA Margin %	32.9%	34.5%	(160 bps)	36.4%	37.3%	(90 bps)
Modified funds from operations (MFFO)	$72,387	$74,534	(2.9%)	$366,884	$351,424	4.4%
MFFO per share	$0.31	$0.33	(6.1%)	$1.60	$1.53	4.6%

Average Daily Rate (ADR) (Actual)	$149.88	$147.30	1.8%	$155.76	$149.36	4.3%
Occupancy (Actual)	69.6%	69.7%	(0.1%)	74.2%	72.6%	2.2%
Revenue Per Available Room (RevPAR) (Actual)	$104.27	$102.71	1.5%	$115.60	$108.45	6.6%

Comparable Hotels ADR	$150.72	$146.99	2.5%	$156.55	$149.62	4.6%
Comparable Hotels Occupancy	69.7%	69.8%	(0.1%)	74.2%	72.6%	2.2%
Comparable Hotels RevPAR	$105.01	$102.56	2.4%	$116.23	$108.67	7.0%

Distributions paid	$55,164	$52,675	4.7%	$238,283	$139,467	70.9%
Distributions paid per share	$0.24	$0.23	4.3%	$1.04	$0.61	70.5%

Cash and cash equivalents	$10,287
Total debt outstanding	$1,378,002
Total debt outstanding, net of cash and cash equivalents	$1,367,715
Total debt outstanding, net of cash and cash equivalents, to total capitalization (2)	25.4%

(1)
Explanations of and reconciliations to net income determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.
(2)
Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $16.61 on December 31, 2023.

Comparable Hotels is defined as the 223 hotels owned and held for use by the Company as of December 31, 2023, and excludes one non-hotel property leased to third parties. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “With continued strength in leisure demand and steady improvements in business travel, we are pleased to report Comparable Hotels RevPAR growth of more than 2% for the fourth quarter 2023 and 7% for the full year 2023, as compared to the same periods of 2022. Comparable Hotels RevPAR was up approximately 8% relative to both the fourth quarter and full year 2019, with Comparable Hotels Occupancy still below pre-pandemic levels. Our revenue and asset management teams continue to leverage our scale ownership of rooms-focused hotels and the access to performance data that our platform provides to maximize profitability across our hotels, driving strong margins despite continued inflationary and wage pressures. As we look ahead, the fundamentals of our business remain favorable, with continued strength in both business and leisure demand bolstered by limited near-term supply growth."

Mr. Knight continued, “During the fourth quarter, we acquired five high-quality hotels located in dynamic and growing markets that complement our existing portfolio and reflect our proven investment strategy. Our effective capital raise in the quarter enabled us to complete these transactions while maintaining the strength and flexibility of our balance sheet, positioning us for continued external growth as strategic opportunities arise. We currently have two hotels under contract for purchase and continue to underwrite numerous potential opportunities that will further enhance our unique and scalable platform and maximize long-term value for our shareholders. Our accomplishments in 2023 and our outperformance since the onset of the pandemic are a testament to the merits of our strategy of owning a high-quality, diversified portfolio of rooms-focused hotels with broad consumer appeal while maintaining financial flexibility with low leverage and speak to the strength of the brands and management companies we work with. I am confident we are well positioned to continue to outperform in the year ahead."

Hotel Portfolio Overview

As of December 31, 2023, Apple Hospitality owned 225 hotels, including two properties classified as held for sale, with an aggregate of 29,900 guest rooms located in 88 markets throughout 38 states.

Highlights

•
Strong operating performance: Comparable Hotels RevPAR was $105 for the fourth quarter 2023 and $116 for the full year 2023, increases of 2% and 7%, respectively, as compared to the same periods of 2022. Comparable Hotels ADR was $151 for the fourth quarter 2023 and $157 for the full year 2023, increases of 3% and 5%, respectively, as compared to the same periods of 2022. Comparable Hotels Occupancy was 70% for the fourth quarter 2023, essentially flat to fourth quarter 2022, and 74% for the full year 2023, an increase of 2% as compared to 2022. Comparable Hotels Occupancy and RevPAR exceeded industry averages as reported by STR for the fourth quarter 2023. Comparable Hotels Occupancy, ADR and RevPAR exceeded industry averages as reported by STR for the full year 2023. Based on preliminary results for the Company's portfolio for the month of January 2024, Comparable Hotels Occupancy was approximately 64%, an increase compared to January 2023, with growth in Comparable Hotels ADR as compared to January 2023.
•
Strong bottom-line performance: The Company achieved Comparable Hotels Adjusted Hotel EBITDA of approximately $104 million for the fourth quarter 2023 and $500 million for the full year 2023, down 2% and up 5%, respectively, as compared to the same periods of 2022. The Company achieved Comparable Hotels Adjusted Hotel EBITDA Margin of approximately 32.9% for the fourth quarter 2023 and 36.4% for the full year 2023, down 160 bps and 90 bps, respectively, as compared to the same periods of 2022.
•
Transactional activity: During the year, the Company acquired six hotels and a free-standing parking garage for a combined total purchase price of approximately $289.8 million. The Company currently has two additional hotels under contract for purchase for an anticipated combined total purchase price of approximately $177.5

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million. In February 2024, the Company sold two hotels for a combined gross sales price of approximately $33.5 million.
•
Capital markets: During the fourth quarter 2023, the Company sold approximately 12.8 million shares under its at-the-market offering program (the “ATM Program”) at a weighted-average market sales price of approximately $17.05 per common share and received net proceeds of approximately $216 million.
•
Balance sheet: The Company has maintained the strength and flexibility of its balance sheet. At December 31, 2023, the Company’s total debt to total capitalization, net of cash and cash equivalents, was approximately 25%.
•
Monthly distributions: During the three months ended December 31, 2023, the Company paid distributions totaling $0.24 per common share. Based on the Company’s common stock closing price of $15.91 on February 20, 2024, the current annualized monthly cash distribution of $0.96 per common share represents an annual yield of approximately 6.0%.
•
Corporate Responsibility Report: In December 2023, the Company published its annual Corporate Responsibility Report which details the Company's performance and initiatives in this area and features its commitment to environmental sustainability, governance and resiliency, corporate employees, hotel associates and guests, communities and other stakeholders. The Company's 2023 Corporate Responsibility Report and related materials can be found on the Corporate Responsibility section of the Company's website.

The Company is providing monthly performance detail for its Comparable Hotels with comparisons to the respective periods of 2022. The following table highlights the Company’s Comparable Hotels monthly performance during the fourth quarter of 2023 as compared to the fourth quarter of 2022 (in thousands, except statistical data):

									% Change
	October	November	December		October	November	December		October	November	December
	2023	2023	2023	Q4 2023	2022	2022	2022	Q4 2022	2022	2022	2022	Q4 2022
ADR (Comparable Hotels)	$163.43	$148.15	$137.58	$150.72	$157.24	$144.96	$136.13	$146.99	3.9%	2.2%	1.1%	2.5%
Occupancy (Comparable Hotels)	77.3%	70.3%	61.5%	69.7%	78.2%	70.0%	61.2%	69.8%	(1.2%)	0.4%	0.5%	(0.1%)
RevPAR (Comparable Hotels)	$126.30	$104.16	$84.55	$105.01	$122.90	$101.47	$83.27	$102.56	2.8%	2.7%	1.5%	2.4%
Operating income (Loss) (Actual)	$30,204	$11,972	$(3,266)	$38,910	$29,858	$12,355	$(24,725)	$17,488	1.2%	(3.1%)	86.8%	122.5%
Adjusted Hotel EBITDA (Actual) (1)	$49,280	$30,470	$21,988	$101,738	$48,695	$31,213	$22,054	$101,962	1.2%	(2.4%)	(0.3%)	(0.2%)
Comparable Hotels Adjusted Hotel EBITDA (2)	$50,688	$30,835	$22,144	$103,667	$50,821	$32,370	$22,448	$105,639	(0.3%)	(4.7%)	(1.4%)	(1.9%)

(1)
See explanation and reconciliation of Adjusted Hotel EBITDA to net income included below.
(2)
See explanation and reconciliation of Comparable Hotels Adjusted Hotel EBITDA to Adjusted Hotel EBITDA included below.

Comparable Hotels is defined as the 223 hotels owned and held for use by the Company as of December 31, 2023, and excludes one non-hotel property leased to third parties. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Portfolio Activity

Acquisitions

As previously announced, during 2023, the Company acquired six hotels and a free-standing parking garage for a combined total purchase price of approximately $289.8 million. The acquisitions include the following:

•
In June 2023, the Company acquired the 154-room Courtyard by Marriott Cleveland University Circle for a total purchase price of approximately $31.0 million, or $201,000 per key.
•
In October 2023, the Company acquired the 175-room Courtyard by Marriott Salt Lake City Downtown for a total purchase price of approximately $48.1 million, or $275,000 per key.
•
In October 2023, the Company acquired the 159-room Hyatt House Salt Lake City/Downtown for a total purchase price of approximately $34.3 million, or $215,000 per key.

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•
In October 2023, the Company acquired a 346-space parking garage for approximately $9.1 million, which serves the two Salt Lake City hotels as well as the surrounding area.
•
In October 2023, the Company acquired the 146-room Residence Inn by Marriott Seattle South/Renton for a total purchase price of approximately $55.5 million, or $380,000 per key.
•
In November 2023, the Company acquired the 192-room Embassy Suites by Hilton South Jordan Salt Lake City for a total purchase price of approximately $36.8 million, or $191,000 per key.
•
In December 2023, the Company acquired the 299-room SpringHill Suites by Marriott Las Vegas Convention Center for a total purchase price of approximately $75.0 million, or $251,000 per key.

Contracts for Potential Acquisitions

As previously announced, the Company currently has two additional hotels under contract for purchase for a combined total anticipated purchase price of approximately $177.5 million. The hotels currently under contract for purchase include:

•
An Embassy Suites by Hilton currently under development in downtown Madison, Wisconsin, for an anticipated total purchase price of approximately $79.3 million with an expected 262 rooms, which the Company anticipates acquiring in mid-2024 following completion of construction.
•
A Motto by Hilton to be developed in downtown Nashville, Tennessee, for an anticipated total purchase price of approximately $98.2 million with an expected 260 rooms, which the Company anticipates acquiring in late 2025 following completion of construction.

There are many conditions to closing on each of these hotels that have not yet been satisfied, and there can be no assurance that closings on these hotels will occur under the outstanding purchase contracts.

Dispositions

In February 2024, the Company sold the 122-room Hampton Inn by Hilton Bentonville/Rogers and the 126-room Homewood Suites by Hilton Bentonville-Rogers in one transaction, for a combined gross sales price of approximately $33.5 million. The Company anticipates a portion of the proceeds from the sale of these two hotels will be used to complete a 1031 Exchange with future acquisitions, which will result in the deferral of taxable gains of approximately $15 million.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the year ended December 31, 2023, the Company invested approximately $77 million in capital expenditures. The Company anticipates investing approximately $75 million to $85 million in capital improvements during 2024, which includes comprehensive renovation projects for approximately 20 hotels.

Balance Sheet and Liquidity

Summary

As of December 31, 2023, the Company had approximately $1.4 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 4.3%, cash on hand of approximately $10 million and availability under its revolving credit facility of approximately $650 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt as of December 31, 2023, was comprised of approximately $283 million in property-level debt secured by 15 hotels and approximately $1.1 billion outstanding under its unsecured credit facilities. The number of unencumbered hotels in the Company’s portfolio as of December 31,

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2023, was 210. The Company’s total debt to total capitalization, net of cash and cash equivalents at December 31, 2023, was approximately 25%, which provides Apple Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace. As of December 31, 2023, the Company’s weighted-average debt maturities were 3.7 years.

Capital Markets

Share Repurchase Program

The Company has in place a Share Repurchase Program that provides for share repurchases in open market transactions. During the year ended December 31, 2023, the Company purchased, under its Share Repurchase Program, approximately 0.5 million of its common shares at a weighted-average market purchase price of approximately $14.34 per common share, for an aggregate purchase price of approximately $7 million. Shares were repurchased in open market transactions under the Share Repurchase Program, including pursuant to written trading plans intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. As of December 31, 2023, the Company had approximately $335 million remaining under its Share Repurchase Program for the repurchase of shares.

ATM Program

During the fourth quarter 2023, the Company sold approximately 12.8 million shares under its ATM Program at a weighted-average market sales price of approximately $17.05 per common share and received aggregate gross proceeds of approximately $218.6 million and proceeds net of offering costs of approximately $216.0 million. As of December 31, 2023, the Company had approximately $5.3 million remaining under its ATM Program for the issuance of shares. The Company used the proceeds from the sales of these shares to pay down borrowings on its revolving credit facility and for general corporate purposes, including hotel acquisitions, providing additional capacity for strategic growth while maintaining the Company’s strong balance sheet.

Shareholder Distributions

During the three months ended December 31, 2023, the Company paid distributions totaling $0.24 per common share. For the year ended December 31, 2023, the Company paid distributions of $1.04 per common share for a total of approximately $238.3 million. On January 16, 2024, the Company paid a regular monthly cash distribution of $0.08 per common share and a special cash distribution of $0.05 per common share, for a combined distribution of $0.13 per common share, to shareholders of record as of December 29, 2023.

Based on the Company’s common stock closing price of $15.91 on February 20, 2024, the current annualized regular monthly cash distribution of $0.96 per common share represents an annual yield of approximately 6.0%. While the Company currently expects monthly distributions to continue, each distribution is subject to approval by the Company’s Board of Directors. The Company’s Board of Directors, in consultation with management, will continue to monitor the Company’s distribution rate and timing relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions, dispositions, other cash requirements and the Company’s REIT status for federal income tax purposes, and may make adjustments as it deems appropriate.

2024 Outlook

The Company is providing its operational and financial outlook for 2024. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company's existing portfolio of hotels, does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions. Comparable Hotels RevPAR Change guidance, which is

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the change in Comparable Hotels RevPAR in 2024 compared to 2023, and Comparable Hotels Adjusted Hotel EBITDA Margin % guidance include properties acquired and announced for acquisition by year-end 2024 as if the hotels were owned as of January 1, 2023, exclude dispositions and assets held for sale since January 1, 2023, and exclude one non-hotel property leased to third parties. Results for periods prior to the Company’s ownership are not included in the Company’s actual Consolidated Financial Statements, are based on information from the prior owner of each hotel, and have not been audited or adjusted. For the full year 2024, the Company anticipates its 2024 results will be in the following range:

	2024 Guidance(1)
	Low-End	High-End
Net income	$191 Million	$217 Million
Comparable Hotels RevPAR Change	2.0%	4.0%
Comparable Hotels Adjusted Hotel EBITDA Margin %	34.6%	35.6%
Adjusted EBITDAre	$452 Million	$474 Million
Capital expenditures	$75 Million	$85 Million

(1)
Explanations of and reconciliations to net income guidance of Adjusted EBITDAre and Comparable Hotels Adjusted Hotel EBITDA guidance are included below.

Fourth Quarter and Full Year 2023 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 10 a.m. Eastern Time on Friday, February 23, 2024. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 2 p.m. Eastern Time on February 23, 2024, through 11:59 p.m. Eastern Time on March 8, 2024. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13743323. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 223 hotels with more than 29,600 guest rooms located in 87 markets throughout 37 states as well as one property leased to third parties. Concentrated with industry-leading brands, the Company’s hotel portfolio consists of 100 Marriott-branded hotels, 118 Hilton-branded hotels and five Hyatt-branded hotels. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; Adjusted Hotel EBITDA; Comparable Hotels Adjusted Hotel EBITDA; and Same Store Hotels Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the

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Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions (including the potential effects of inflation or a recessionary environment); reduced business and leisure travel due to geopolitical uncertainty, including terrorism and acts of war; travel-related health concerns, including widespread outbreaks of infectious or contagious diseases in the U.S.; inclement weather conditions, including natural disasters such as hurricanes, earthquakes and wildfires; government shutdowns, airline strikes or equipment failures or other disruptions; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

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Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	As of December 31,
	2023	2022

Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,662,942 and $1,492,097, respectively	$4,777,374	$4,610,962
Assets held for sale	15,283	-
Cash and cash equivalents	10,287	4,077
Restricted cash-furniture, fixtures and other escrows	33,331	39,435
Due from third-party managers, net	36,437	43,331
Other assets, net	64,586	74,909
Total Assets	$4,937,298	$4,772,714

Liabilities
Debt, net	$1,371,494	$1,366,249
Finance lease liabilities	111,892	112,006
Accounts payable and other liabilities	129,931	116,064
Total Liabilities	1,613,317	1,594,319

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 241,515,532 and 228,644,861 shares, respectively	4,794,804	4,577,022
Accumulated other comprehensive income	20,404	36,881
Distributions greater than net income	(1,491,227)	(1,435,508)
Total Shareholders' Equity	3,323,981	3,178,395

Total Liabilities and Shareholders' Equity	$4,937,298	$4,772,714

Note: The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, (Unaudited)		December 31,
	2023	2022	2023	2022
Revenues:
Room	$282,475	$273,150	$1,226,159	$1,139,436
Food and beverage	14,936	13,657	56,968	46,010
Other	15,045	12,314	60,673	52,971
Total revenue	312,456	299,121	1,343,800	1,238,417

Expenses:
Hotel operating expense:
Operating	83,311	79,137	332,714	300,852
Hotel administrative	28,138	26,685	114,071	105,396
Sales and marketing	28,132	26,262	117,538	104,756
Utilities	11,151	10,791	47,422	45,017
Repair and maintenance	16,960	15,261	65,412	58,729
Franchise fees	13,908	12,886	59,315	53,901
Management fees	9,737	9,875	44,253	41,830
Total hotel operating expense	191,337	180,897	780,725	710,481
Property taxes, insurance and other	17,960	16,397	79,307	72,907
General and administrative	12,761	12,248	47,401	42,464
Loss on impairment of depreciable real estate assets	5,644	26,175	5,644	26,175
Depreciation and amortization	45,844	45,916	183,242	181,697
Total expense	273,546	281,633	1,096,319	1,033,724

Gain on sale of real estate	-	-	-	1,785

Operating income	38,910	17,488	247,481	206,478

Interest and other expense, net	(17,884)	(14,948)	(68,857)	(59,733)

Income before income taxes	21,026	2,540	178,624	146,745

Income tax expense	(261)	(228)	(1,135)	(1,940)

Net income	$20,765	$2,312	$177,489	$144,805

Other comprehensive income (loss):
Interest rate derivatives	(17,007)	(1,473)	(16,477)	52,389

Comprehensive income	$3,758	$839	$161,012	$197,194

Basic and diluted net income per common share	$0.09	$0.01	$0.77	$0.63

Weighted average common shares outstanding - basic and diluted	230,000	228,811	229,329	228,946

Note: The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Year Ended
	December 31,			December 31,
			% Change			% Change
	2023	2022	2022	2023	2022	2022
Operating income (Actual)	$38,910	$17,488	122.5%	$247,481	$206,478	19.9%
Operating margin % (Actual)	12.5%	5.8%	670 bps	18.4%	16.7%	170 bps

Comparable Hotels Total Revenue	$314,913	$306,561	2.7%	$1,374,694	$1,280,379	7.4%
Comparable Hotels Total Operating Expenses	$211,246	$200,922	5.1%	$874,615	$802,503	9.0%
Comparable Hotels Adjusted Hotel EBITDA	$103,667	$105,639	(1.9%)	$500,079	$477,876	4.6%
Comparable Hotels Adjusted Hotel EBITDA Margin %	32.9%	34.5%	(160 bps)	36.4%	37.3%	(90 bps)

ADR (Comparable Hotels)	$150.72	$146.99	2.5%	$156.55	$149.62	4.6%
Occupancy (Comparable Hotels)	69.7%	69.8%	(0.1%)	74.2%	72.6%	2.2%
RevPAR (Comparable Hotels)	$105.01	$102.56	2.4%	$116.23	$108.67	7.0%

ADR (Actual)	$149.88	$147.30	1.8%	$155.76	$149.36	4.3%
Occupancy (Actual)	69.6%	69.7%	(0.1%)	74.2%	72.6%	2.2%
RevPAR (Actual)	$104.27	$102.71	1.5%	$115.60	$108.45	6.6%

Reconciliation to Actual Results

Total Revenue (Actual)	$312,456	$299,121		$1,343,800	$1,238,417
Revenue from acquisitions prior to ownership	6,826	14,790		50,308	66,913
Revenue from dispositions/assets held for sale	(2,242)	(1,964)		(9,552)	(9,617)
Revenue from non-hotel property	(2,127)	(5,386)		(9,862)	(15,334)
Comparable Hotels Total Revenue	$314,913	$306,561		$1,374,694	$1,280,379

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$101,738	$101,962		$481,892	$455,579
AHEBITDA from acquisitions prior to ownership	2,711	6,036		21,336	27,472
AHEBITDA from dispositions/assets held for sale	(782)	(808)		(3,723)	(3,606)
AHEBITDA from non-hotel property (2)	-	(1,551)		574	(1,569)
Comparable Hotels AHEBITDA	$103,667	$105,639		$500,079	$477,876

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from its non-hotel property, the Company's independent boutique hotel in New York, New York, for the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.
(2)
Represents Adjusted Hotel EBITDA from the Company's independent boutique hotel in New York, New York prior to its lease to a third-party hotel operator for all hotel operations in the first half of 2023.

Note: Comparable Hotels is defined as the 223 hotels owned and held for use by the Company as of December 31, 2023, and excludes one non-hotel property leased to third parties. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Operating income (Actual)	$32,835	$80,745	$75,410	$17,488	$49,247	$83,029	$76,295	$38,910
Operating margin % (Actual)	12.6%	23.9%	22.1%	5.8%	15.8%	23.0%	21.3%	12.5%

Comparable Hotels Total Revenue	$271,328	$349,791	$352,699	$306,561	$321,939	$370,801	$367,041	$314,913
Comparable Hotels Total Operating Expenses	177,579	206,527	217,475	200,922	208,370	224,755	230,244	211,246
Comparable Hotels Adjusted Hotel EBITDA	$93,749	$143,264	$135,224	$105,639	$113,569	$146,046	$136,797	$103,667
Comparable Hotels Adjusted Hotel EBITDA Margin %	34.6%	41.0%	38.3%	34.5%	35.3%	39.4%	37.3%	32.9%

ADR (Comparable Hotels)	$137.77	$153.90	$158.01	$146.99	$153.39	$161.24	$159.99	$150.72
Occupancy (Comparable Hotels)	67.3%	77.7%	75.7%	69.8%	72.1%	78.1%	77.2%	69.7%
RevPAR (Comparable Hotels)	$92.68	$119.64	$119.57	$102.56	$110.60	$125.87	$123.44	$105.01

ADR (Actual)	$137.03	$153.35	$157.91	$147.30	$152.01	$160.98	$159.36	$149.88
Occupancy (Actual)	67.1%	77.9%	75.7%	69.7%	72.0%	78.2%	77.1%	69.6%
RevPAR (Actual)	$91.98	$119.41	$119.52	$102.71	$109.46	$125.96	$122.91	$104.27

Reconciliation to Actual Results

Total Revenue (Actual)	$260,478	$337,668	$341,150	$299,121	$311,454	$361,630	$358,260	$312,456
Revenue from acquisitions prior to ownership	14,445	18,982	18,696	14,790	15,037	14,856	13,589	6,826
Revenue from dispositions/assets held for sale	(1,650)	(3,065)	(2,938)	(1,964)	(1,709)	(2,805)	(2,796)	(2,242)
Revenue from non-hotel property	(1,945)	(3,794)	(4,209)	(5,386)	(2,843)	(2,880)	(2,012)	(2,127)
Comparable Hotels Total Revenue	$271,328	$349,791	$352,699	$306,561	$321,939	$370,801	$367,041	$314,913

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$87,936	$136,515	$129,166	$101,962	$106,749	$141,244	$132,161	$101,738
AHEBITDA from acquisitions prior to ownership	5,228	8,347	7,861	6,036	6,493	6,286	5,846	2,711
AHEBITDA from dispositions/assets held for sale	(336)	(1,276)	(1,186)	(808)	(469)	(1,262)	(1,210)	(782)
AHEBITDA from non-hotel property (2)	921	(322)	(617)	(1,551)	796	(222)	-	-
Comparable Hotels AHEBITDA	$93,749	$143,264	$135,224	$105,639	$113,569	$146,046	$136,797	$103,667

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from its non-hotel property, the Company's independent boutique hotel in New York, New York, for the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.
(2)
Represents Adjusted Hotel EBITDA from the Company's independent boutique hotel in New York, New York prior to its lease to a third-party hotel operator for all hotel operations in the first half of 2023.

Note: Comparable Hotels is defined as the 223 hotels owned and held for use by the Company as of December 31, 2023, and excludes one non-hotel property leased to third parties. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Year Ended
	December 31,			December 31,
			% Change			% Change
	2023	2022	2022	2023	2022	2022
Operating income (Actual)	$38,910	$17,488	122.5%	$247,481	$206,478	19.9%
Operating margin % (Actual)	12.5%	5.8%	670 bps	18.4%	16.7%	170 bps

Same Store Hotels Total Revenue	$296,579	$289,404	2.5%	$1,297,589	$1,211,099	7.1%
Same Store Hotels Total Operating Expenses	200,717	190,987	5.1%	830,700	761,881	9.0%
Same Store Hotels Adjusted Hotel EBITDA	$95,862	$98,417	(2.6%)	$466,889	$449,218	3.9%
Same Store Hotels Adjusted Hotel EBITDA Margin %	32.3%	34.0%	(170 bps)	36.0%	37.1%	(110 bps)

ADR (Same Store Hotels)	$149.27	$146.17	2.1%	$155.44	$149.03	4.3%
Occupancy (Same Store Hotels)	69.7%	69.7%	0.0%	74.3%	72.6%	2.3%
RevPAR (Same Store Hotels)	$104.03	$101.91	2.1%	$115.44	$108.22	6.7%

ADR (Actual)	$149.88	$147.30	1.8%	$155.76	$149.36	4.3%
Occupancy (Actual)	69.6%	69.7%	(0.1%)	74.2%	72.6%	2.2%
RevPAR (Actual)	$104.27	$102.71	1.5%	$115.60	$108.45	6.6%

Reconciliation to Actual Results

Total Revenue (Actual)	$312,456	$299,121		$1,343,800	$1,238,417
Revenue from acquisitions	(11,508)	(2,367)		(26,797)	(2,367)
Revenue from dispositions/assets held for sale	(2,242)	(1,964)		(9,552)	(9,617)
Revenue from non-hotel property	(2,127)	(5,386)		(9,862)	(15,334)
Same Store Hotels Total Revenue	$296,579	$289,404		$1,297,589	$1,211,099

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$101,738	$101,962		$481,892	$455,579
AHEBITDA from acquisitions	(5,094)	(1,186)		(11,854)	(1,186)
AHEBITDA from dispositions/assets held for sale	(782)	(808)		(3,723)	(3,606)
AHEBITDA from non-hotel property (2)	-	(1,551)		574	(1,569)
Same Store Hotels AHEBITDA	$95,862	$98,417		$466,889	$449,218

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from its non-hotel property, the Company's independent boutique hotel in New York, New York, for the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.
(2)
Represents Adjusted Hotel EBITDA from the Company's independent boutique hotel in New York, New York prior to its lease to a third-party hotel operator for all hotel operations in the first half of 2023.

Note: Same Store Hotels is defined as the 215 hotels owned and held for use by the Company as of January 1, 2022, and during the entirety of the periods being compared, and excludes one non-hotel property leased to third parties. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Operating income (Actual)	$32,835	$80,745	$75,410	$17,488	$49,247	$83,029	$76,295	$38,910
Operating margin % (Actual)	12.6%	23.9%	22.1%	5.8%	15.8%	23.0%	21.3%	12.5%

Same Store Hotels Total Revenue	$256,883	$330,809	$334,003	$289,404	$303,611	$350,676	$346,723	$296,579
Same Store Hotels Total Operating Expenses	168,362	195,892	206,640	190,987	197,594	213,608	218,781	200,717
Same Store Hotels Adjusted Hotel EBITDA	$88,521	$134,917	$127,363	$98,417	$106,017	$137,068	$127,942	$95,862
Same Store Hotels Adjusted Hotel EBITDA Margin %	34.5%	40.8%	38.1%	34.0%	34.9%	39.1%	36.9%	32.3%

ADR (Same Store Hotels)	$137.33	$153.21	$157.58	$146.17	$152.32	$160.25	$159.05	$149.27
Occupancy (Same Store Hotels)	67.3%	77.8%	75.6%	69.7%	72.1%	78.2%	77.1%	69.7%
RevPAR (Same Store Hotels)	$92.40	$119.17	$119.18	$101.91	$109.81	$125.26	$122.66	$104.03

ADR (Actual)	$137.03	$153.35	$157.91	$147.30	$152.01	$160.98	$159.36	$149.88
Occupancy (Actual)	67.1%	77.9%	75.7%	69.7%	72.0%	78.2%	77.1%	69.6%
RevPAR (Actual)	$91.98	$119.41	$119.52	$102.71	$109.46	$125.96	$122.91	$104.27

Reconciliation to Actual Results

Total Revenue (Actual)	$260,478	$337,668	$341,150	$299,121	$311,454	$361,630	$358,260	$312,456
Revenue from acquisitions	-	-	-	(2,367)	(3,291)	(5,269)	(6,729)	(11,508)
Revenue from dispositions/assets held for sale	(1,650)	(3,065)	(2,938)	(1,964)	(1,709)	(2,805)	(2,796)	(2,242)
Revenue from non-hotel property	(1,945)	(3,794)	(4,209)	(5,386)	(2,843)	(2,880)	(2,012)	(2,127)
Same Store Hotels Total Revenue	$256,883	$330,809	$334,003	$289,404	$303,611	$350,676	$346,723	$296,579

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$87,936	$136,515	$129,166	$101,962	$106,749	$141,244	$132,161	$101,738
AHEBITDA from acquisitions	-	-	-	(1,186)	(1,059)	(2,692)	(3,009)	(5,094)
AHEBITDA from dispositions/assets held for sale	(336)	(1,276)	(1,186)	(808)	(469)	(1,262)	(1,210)	(782)
AHEBITDA from non-hotel property (2)	921	(322)	(617)	(1,551)	796	(222)	-	-
Same Store Hotels AHEBITDA	$88,521	$134,917	$127,363	$98,417	$106,017	$137,068	$127,942	$95,862

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from its non-hotel property, the Company's independent boutique hotel in New York, New York, for the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.
(2)
Represents Adjusted Hotel EBITDA from the Company's independent boutique hotel in New York, New York prior to its lease to a third-party hotel operator for all hotel operations in the first half of 2023.

Note: Same Store Hotels is defined as the 215 hotels owned and held for use by the Company as of January 1, 2022, and during the entirety of the periods being compared, and excludes one non-hotel property leased to third parties. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 14

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company as well as Adjusted EBITDAre from its non-hotel property from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and it is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis for 2022 and 2023:

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net income	$18,002	$65,345	$59,146	$2,312	$32,923	$65,289	$58,512	$20,765
Depreciation and amortization	45,324	45,322	45,135	45,916	45,906	45,994	45,498	45,844
Amortization of favorable and unfavorable operating leases, net	99	103	97	97	97	85	99	102
Interest and other expense, net	14,654	15,198	14,933	14,948	16,004	17,499	17,470	17,884
Income tax expense	179	202	1,331	228	320	241	313	261
EBITDA	78,258	126,170	120,642	63,501	95,250	129,108	121,892	84,856
Gain on sale of real estate	-	-	(1,785)	-	-	-	-	-
Loss on impairment of depreciable real estate assets	-	-	-	26,175	-	-	-	5,644
EBITDAre	78,258	126,170	118,857	89,676	95,250	129,108	121,892	90,500
Non-cash straight-line operating ground lease expense	40	38	38	38	38	36	35	36
Adjusted EBITDAre	78,298	126,208	118,895	89,714	95,288	129,144	121,927	90,536
General and administrative expense	9,638	10,307	10,271	12,248	11,461	12,100	11,079	12,761
Adjusted EBITDAre from non-hotel property (1)	-	-	-	-	-	-	(845)	(1,559)
Adjusted Hotel EBITDA	$87,936	$136,515	$129,166	$101,962	$106,749	$141,244	$132,161	$101,738
(1)
Non-hotel property only includes the results of one hotel in New York, New York that is leased to a third-party hotel operator. This property's Adjusted EBITDAre results are not included in Adjusted Hotel EBITDA starting in the second half of 2023.

Page | 15

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three months and year ended December 31, 2023 and 2022:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$20,765	$2,312	$177,489	$144,805
Depreciation of real estate owned	45,080	45,152	180,185	178,641
Gain on sale of real estate	-	-	-	(1,785)
Loss on impairment of depreciable real estate assets	5,644	26,175	5,644	26,175
Funds from operations	71,489	73,639	363,318	347,836
Amortization of finance ground lease assets	760	760	3,038	3,038
Amortization of favorable and unfavorable operating leases, net	102	97	383	396
Non-cash straight-line operating ground lease expense	36	38	145	154
Modified funds from operations	$72,387	$74,534	$366,884	$351,424

Page | 16

Apple Hospitality REIT, Inc.

2024 Guidance Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

The guidance of net income, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA (and all other guidance given) are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, there can be no assurance that the expectations will be achieved or that the results will not be materially different. Risks that may affect these assumptions and forecasts include, but are not limited to, the following: changes in political, economic, competitive and specific market conditions; the amount and timing of announced or future acquisitions and dispositions of hotel properties; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense, interest expense and net income; the amount and timing of debt repayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving the Company's common stock may change based on market conditions; and other risks and uncertainties associated with the Company's business described herein and in filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

The following table reconciles the Company’s GAAP net income guidance to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA guidance for the year ending December 31, 2024:

	Year Ending December 31, 2024
	Low-End	High-End
Net income	$190,707	$216,932
Depreciation and amortization	186,000	183,000
Amortization of favorable and unfavorable leases, net	408	408
Interest and other expense, net	74,000	72,000
Income tax expense	850	1,150
EBITDA and EBITDAre	$451,965	$473,490
Non-cash straight-line operating ground lease expense	135	135
Adjusted EBITDAre	$452,100	$473,625
General and administrative expense	37,500	42,500
AEBITDAre from non-hotel property (1)	(1,500)	(3,500)
Adjusted Hotel EBITDA	$488,100	$512,625
AHEBITDA from acquisitions prior to ownership(2)	-	-
AHEBITDA from dispositions(3)	100	125
Comparable Hotels Adjusted Hotel EBITDA	$488,000	$512,500

(1)
Represents Adjusted EBITDAre from one non-hotel property leased to third parties.
(2)
Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.
(3)
Represents AHEBITDA from two hotels prior to their disposition in February 2024.

Page | 17

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

December 31, 2023

								Fair Market
	2024	2025	2026	2027	2028	Thereafter	Total	Value
Total debt:
Maturities	$113,597	$295,140	$74,649	$278,602	$334,066	$281,948	$1,378,002	$1,331,522
Average interest rates (1)	4.6%	4.9%	5.3%	5.3%	4.7%	3.9%

Variable-rate debt:
Maturities	$85,000	$225,000	$-	$275,000	$300,000	$85,000	$970,000	$967,761
Average interest rates (1)	4.8%	5.4%	5.8%	5.9%	5.2%	3.6%

Fixed-rate debt:
Maturities	$28,597	$70,140	$74,649	$3,602	$34,066	$196,948	$408,002	$363,761
Average interest rates	4.1%	4.0%	4.0%	4.1%	4.1%	4.1%

(1)
The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months Ended December 31

(Unaudited)

		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2023	Q4 2022	% Change	Q4 2023	Q4 2022	% Change	Q4 2023	Q4 2022	% Change	Q4 2023
Top 20 Markets
Phoenix, AZ	10	78.1%	81.4%	(4.1%)	$153.32	$144.66	6.0%	$119.78	$117.77	1.7%	6.6%
Los Angeles, CA	8	79.7%	77.2%	3.2%	$182.14	$178.83	1.9%	$145.11	$138.00	5.2%	5.6%
San Diego, CA	7	70.7%	68.7%	2.9%	$171.25	$175.04	(2.2%)	$121.02	$120.21	0.7%	4.9%
Seattle, WA	4	78.4%	77.3%	1.4%	$178.22	$172.04	3.6%	$139.67	$132.91	5.1%	3.9%
Fort Worth/Arlington, TX	6	73.1%	74.6%	(2.0%)	$159.39	$155.33	2.6%	$116.58	$115.94	0.6%	3.7%
Orange County, CA	6	72.1%	73.1%	(1.4%)	$165.83	$162.08	2.3%	$119.55	$118.51	0.9%	3.6%
Richmond/Petersburg, VA	3	69.1%	63.6%	8.6%	$186.19	$180.66	3.1%	$128.70	$114.89	12.0%	3.2%
Chicago, IL	7	63.5%	64.7%	(1.9%)	$138.67	$136.69	1.4%	$88.02	$88.42	(0.5%)	3.0%
Portland, ME	3	75.7%	71.1%	6.5%	$191.01	$196.20	(2.6%)	$144.58	$139.42	3.7%	2.9%
Nashville, TN	5	70.6%	75.5%	(6.5%)	$171.57	$164.84	4.1%	$121.06	$124.40	(2.7%)	2.7%
Melbourne, FL	3	78.9%	83.7%	(5.7%)	$185.76	$176.30	5.4%	$146.57	$147.60	(0.7%)	2.4%
Salt Lake City/Ogden, UT	5	63.1%	66.5%	(5.1%)	$142.15	$136.47	4.2%	$89.75	$90.81	(1.2%)	2.1%
Las Vegas, NV	1	79.6%	75.6%	5.3%	$211.18	$185.32	14.0%	$168.21	$140.19	20.0%	2.1%
Miami, FL	3	89.0%	81.4%	9.3%	$156.70	$158.74	(1.3%)	$139.47	$129.20	7.9%	1.8%
Dallas, TX	5	66.0%	69.0%	(4.3%)	$134.67	$126.88	6.1%	$88.88	$87.51	1.6%	1.8%
Alaska	2	78.5%	85.8%	(8.5%)	$192.06	$168.58	13.9%	$150.73	$144.67	4.2%	1.6%
Washington, DC	4	68.6%	64.7%	6.0%	$139.14	$132.09	5.3%	$95.50	$85.41	11.8%	1.6%
Austin, TX	7	67.9%	71.5%	(5.0%)	$129.48	$129.64	(0.1%)	$87.91	$92.72	(5.2%)	1.5%
Houston, TX	6	65.6%	59.6%	10.1%	$113.64	$108.57	4.7%	$74.51	$64.71	15.1%	1.4%
Memphis, TN	2	62.6%	66.6%	(6.0%)	$194.48	$199.36	(2.4%)	$121.83	$132.87	(8.3%)	1.4%
Top 20 Markets	97	71.9%	72.0%	(0.1%)	$160.88	$156.20	3.0%	$115.62	$112.44	2.8%	57.8%

All Other Markets
Oklahoma City, OK	4	70.1%	65.0%	7.8%	$124.66	$130.91	(4.8%)	$87.40	$85.07	2.7%	1.4%
Atlanta, GA	3	70.0%	69.5%	0.7%	$162.61	$148.19	9.7%	$113.82	$103.03	10.5%	1.3%
Boston, MA	3	72.0%	69.9%	3.0%	$160.61	$154.27	4.1%	$115.69	$107.88	7.2%	1.3%
Alabama South	4	70.8%	67.4%	5.0%	$134.40	$129.03	4.2%	$95.14	$86.93	9.4%	1.3%
North Carolina East	4	64.8%	61.5%	5.4%	$128.26	$127.98	0.2%	$83.06	$78.73	5.5%	1.2%
Louisville, KY	1	69.4%	71.1%	(2.4%)	$161.28	$149.28	8.0%	$111.89	$106.13	5.4%	1.2%
Florida Panhandle	5	62.9%	61.6%	2.1%	$138.77	$136.60	1.6%	$87.28	$84.11	3.8%	1.2%
Birmingham, AL	4	70.0%	65.5%	6.9%	$138.73	$137.31	1.0%	$97.16	$89.99	8.0%	1.2%
Pittsburgh, PA	2	59.1%	57.8%	2.2%	$177.44	$168.43	5.3%	$104.95	$97.34	7.8%	1.1%
Alabama North	4	66.8%	78.3%	(14.7%)	$143.17	$130.49	9.7%	$95.66	$102.16	(6.4%)	1.1%
Newark, NJ	2	81.7%	75.4%	8.4%	$172.55	$169.12	2.0%	$140.95	$127.43	10.6%	1.1%
San Jose/Santa Cruz, CA	1	75.7%	78.4%	(3.4%)	$177.98	$184.50	(3.5%)	$134.69	$144.59	(6.8%)	1.1%
Indiana North	3	52.8%	55.3%	(4.5%)	$165.97	$173.95	(4.6%)	$87.67	$96.26	(8.9%)	1.1%
Tucson, AZ	3	80.9%	81.0%	(0.1%)	$112.70	$106.72	5.6%	$91.14	$86.49	5.4%	1.1%
Fort Lauderdale, FL	2	79.7%	79.5%	0.3%	$148.03	$145.46	1.8%	$117.97	$115.63	2.0%	1.0%
Denver, CO	3	62.5%	63.0%	(0.8%)	$147.59	$137.70	7.2%	$92.19	$86.77	6.2%	1.0%
Syracuse, NY	2	66.0%	70.9%	(6.9%)	$177.47	$176.89	0.3%	$117.21	$125.49	(6.6%)	1.0%
Knoxville, TN	3	75.0%	67.9%	10.5%	$133.30	$128.53	3.7%	$99.98	$87.31	14.5%	1.0%
New Orleans, LA	1	66.6%	52.4%	27.1%	$210.61	$223.14	(5.6%)	$140.24	$116.99	19.9%	1.0%
Omaha, NE	4	55.3%	62.2%	(11.1%)	$120.97	$123.95	(2.4%)	$66.89	$77.11	(13.3%)	0.9%
Kansas City, MO	4	66.5%	65.6%	1.4%	$126.53	$122.52	3.3%	$84.13	$80.36	4.7%	0.9%
Madison, WI	1	55.6%	56.1%	(0.9%)	$221.22	$191.47	15.5%	$122.97	$107.39	14.5%	0.9%
Orlando, FL	3	71.8%	79.7%	(9.9%)	$115.88	$120.79	(4.1%)	$83.18	$96.26	(13.6%)	0.9%
Philadelphia, PA	3	65.0%	67.8%	(4.1%)	$138.78	$136.80	1.4%	$90.20	$92.76	(2.8%)	0.9%
Virginia Area	1	68.1%	62.0%	9.8%	$186.75	$187.19	(0.2%)	$127.24	$116.09	9.6%	0.8%
Idaho	1	74.2%	67.4%	10.1%	$168.97	$171.33	(1.4%)	$125.38	$115.41	8.6%	0.8%
Saint Louis, MO	2	57.9%	54.4%	6.4%	$157.23	$157.17	0.0%	$90.98	$85.49	6.4%	0.8%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months Ended December 31

(Unaudited)

All Other Markets (continued)		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2023	Q4 2022	% Change	Q4 2023	Q4 2022	% Change	Q4 2023	Q4 2022	% Change	Q4 2023
Texas West	1	94.6%	92.3%	2.5%	$138.23	$115.61	19.6%	$130.76	$106.67	22.6%	0.7%
Louisiana South	2	66.9%	69.0%	(3.0%)	$120.26	$119.04	1.0%	$80.40	$82.19	(2.2%)	0.6%
Tampa, FL	1	79.7%	85.9%	(7.2%)	$166.82	$196.38	(15.1%)	$132.96	$168.74	(21.2%)	0.6%
Long Island, NY	1	80.1%	84.1%	(4.8%)	$148.65	$150.18	(1.0%)	$119.03	$126.34	(5.8%)	0.6%
Norfolk/Virginia Beach, VA	4	58.9%	61.1%	(3.6%)	$122.37	$119.87	2.1%	$72.07	$73.26	(1.6%)	0.6%
Florida Central	2	68.1%	64.0%	6.4%	$150.76	$141.95	6.2%	$102.69	$90.85	13.0%	0.5%
Minneapolis, MN	2	61.8%	59.8%	3.3%	$150.60	$139.95	7.6%	$93.01	$83.66	11.2%	0.5%
Portland, OR	1	60.5%	60.5%	0.0%	$149.87	$150.76	(0.6%)	$90.73	$91.26	(0.6%)	0.5%
Jacksonville, FL	2	83.0%	79.8%	4.0%	$124.19	$122.65	1.3%	$103.12	$97.88	5.4%	0.5%
Sacramento, CA	1	73.2%	73.6%	(0.5%)	$167.21	$171.74	(2.6%)	$122.35	$126.40	(3.2%)	0.5%
Cleveland, OH	1	59.3%	54.7%	8.4%	$182.21	$170.64	6.8%	$108.00	$93.35	15.7%	0.5%
Columbia, SC	2	73.6%	75.6%	(2.6%)	$115.86	$120.66	(4.0%)	$85.24	$91.20	(6.5%)	0.5%
Bergen/Passaic, NJ	1	85.7%	90.7%	(5.5%)	$144.92	$130.08	11.4%	$124.22	$117.97	5.3%	0.4%
Greenville/Spartanburg, SC	1	73.3%	76.3%	(3.9%)	$166.46	$162.37	2.5%	$122.02	$123.90	(1.5%)	0.4%
Macon/Warner Robins, GA	1	73.7%	80.0%	(7.9%)	$147.18	$138.03	6.6%	$108.50	$110.37	(1.7%)	0.4%
Detroit, MI	1	68.7%	62.8%	9.4%	$139.10	$135.63	2.6%	$95.51	$85.17	12.1%	0.4%
Inland Empire, CA	1	65.8%	80.2%	(18.0%)	$167.15	$184.75	(9.5%)	$109.91	$148.16	(25.8%)	0.4%
Mississippi	2	70.6%	70.1%	0.7%	$115.72	$113.98	1.5%	$81.72	$79.88	2.3%	0.4%
Baltimore, MD	1	53.9%	63.2%	(14.7%)	$156.60	$146.61	6.8%	$84.37	$92.69	(9.0%)	0.4%
Greensboro/Winston Salem, NC	2	68.5%	64.3%	6.5%	$133.10	$129.64	2.7%	$91.19	$83.37	9.4%	0.4%
Ohio Area	1	71.7%	70.7%	1.4%	$131.15	$121.13	8.3%	$94.03	$85.69	9.7%	0.4%
Palm Beach , FL	1	77.7%	65.6%	18.4%	$119.28	$139.36	(14.4%)	$92.65	$91.42	1.3%	0.4%
Savannah, GA	1	76.6%	83.1%	(7.8%)	$151.39	$155.07	(2.4%)	$116.02	$128.93	(10.0%)	0.3%
Central New Jersey	1	70.5%	64.2%	9.8%	$129.62	$120.19	7.8%	$91.39	$77.14	18.5%	0.3%
California South/Central	2	70.6%	71.5%	(1.3%)	$150.56	$148.19	1.6%	$106.33	$105.92	0.4%	0.3%
Charleston, SC	1	72.4%	69.9%	3.6%	$123.76	$118.00	4.9%	$89.54	$82.48	8.6%	0.3%
Raleigh/Durham/Chapel Hill, NC	1	65.6%	67.9%	(3.4%)	$133.69	$131.10	2.0%	$87.69	$89.05	(1.5%)	0.3%
Chattanooga, TN	1	84.9%	72.3%	17.4%	$121.03	$121.19	(0.1%)	$102.71	$87.56	17.3%	0.2%
San Antonio, TX	1	77.4%	82.0%	(5.6%)	$99.35	$95.21	4.3%	$76.89	$78.02	(1.4%)	0.2%
Colorado Springs, CO	1	67.0%	64.6%	3.7%	$131.15	$131.47	(0.2%)	$87.92	$84.96	3.5%	0.2%
Utah Area	1	66.3%	70.1%	(5.4%)	$132.11	$128.55	2.8%	$87.60	$90.12	(2.8%)	0.2%
Iowa Area	3	55.9%	64.1%	(12.8%)	$122.95	$113.86	8.0%	$68.69	$73.01	(5.9%)	0.2%
Texas East	1	70.9%	72.1%	(1.7%)	$132.36	$114.80	15.3%	$93.83	$82.79	13.3%	0.2%
South Carolina Area	1	63.0%	67.4%	(6.5%)	$126.77	$134.35	(5.6%)	$79.83	$90.60	(11.9%)	0.2%
Charlotte, NC	1	67.8%	73.6%	(7.9%)	$100.38	$96.97	3.5%	$68.05	$71.39	(4.7%)	0.1%
Mobile, AL	1	65.8%	53.5%	23.0%	$108.50	$113.44	(4.4%)	$71.38	$60.74	17.5%	0.1%
Minnesota	1	63.8%	63.3%	0.8%	$105.76	$100.36	5.4%	$67.53	$63.49	6.4%	0.1%
Indianapolis, IN	1	57.0%	55.7%	2.3%	$125.17	$123.67	1.2%	$71.32	$68.83	3.6%	0.0%
Kansas	1	46.4%	51.6%	(10.1%)	$103.15	$100.75	2.4%	$47.88	$52.01	(7.9%)	(0.1)%
Cincinnati, OH	1	53.3%	57.2%	(6.8%)	$117.53	$115.80	1.5%	$62.60	$66.23	(5.5%)	(0.1)%
All Other Markets	126	67.6%	67.7%	(0.1%)	$140.65	$137.85	2.0%	$95.11	$93.34	1.9%	42.2%

Total Portfolio	223	69.7%	69.8%	(0.1%)	$150.72	$146.99	2.5%	$105.01	$102.56	2.4%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 20

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Year Ended December 31

(Unaudited)

		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023
Top 20 Markets
Phoenix, AZ	10	78.5%	74.4%	5.5%	$160.28	$143.19	11.9%	$125.89	$106.56	18.1%	5.9%
San Diego, CA	7	76.3%	75.0%	1.7%	$187.65	$178.93	4.9%	$143.23	$134.14	6.8%	5.6%
Los Angeles, CA	8	83.7%	82.8%	1.1%	$186.44	$180.58	3.2%	$156.14	$149.56	4.4%	5.3%
Seattle, WA	4	82.2%	81.2%	1.2%	$196.10	$180.27	8.8%	$161.26	$146.38	10.2%	3.9%
Orange County, CA	6	77.7%	76.1%	2.1%	$169.26	$164.10	3.1%	$131.55	$124.91	5.3%	3.5%
Portland, ME	3	76.0%	72.1%	5.4%	$221.55	$226.17	(2.0%)	$168.46	$163.07	3.3%	3.3%
Fort Worth/Arlington, TX	6	78.6%	78.1%	0.6%	$157.73	$149.15	5.8%	$123.94	$116.44	6.4%	3.0%
Salt Lake City/Ogden, UT	5	75.0%	73.6%	1.9%	$152.36	$141.40	7.8%	$114.22	$104.06	9.8%	2.9%
Nashville, TN	5	79.2%	78.7%	0.6%	$165.26	$164.51	0.5%	$130.87	$129.50	1.1%	2.8%
Chicago, IL	7	67.1%	64.1%	4.7%	$139.48	$134.08	4.0%	$93.60	$85.92	8.9%	2.6%
Richmond/Petersburg, VA	3	69.4%	65.2%	6.4%	$183.91	$177.67	3.5%	$127.59	$115.82	10.2%	2.4%
Melbourne, FL	3	82.8%	84.4%	(1.9%)	$191.47	$174.19	9.9%	$158.48	$146.96	7.8%	2.2%
Alaska	2	83.5%	88.9%	(6.1%)	$245.33	$215.48	13.9%	$204.77	$191.50	6.9%	2.2%
Norfolk/Virginia Beach, VA	4	73.7%	74.5%	(1.1%)	$172.57	$170.59	1.2%	$127.12	$127.16	0.0%	1.9%
Omaha, NE	4	66.6%	64.6%	3.1%	$149.43	$140.40	6.4%	$99.45	$90.63	9.7%	1.9%
North Carolina East	4	74.8%	70.7%	5.8%	$151.61	$151.30	0.2%	$113.43	$106.94	6.1%	1.8%
Miami, FL	3	88.5%	81.8%	8.2%	$159.70	$155.42	2.8%	$141.31	$127.14	11.1%	1.7%
Washington, DC	4	74.1%	70.1%	5.7%	$144.67	$132.38	9.3%	$107.24	$92.80	15.6%	1.6%
Dallas, TX	5	68.4%	66.7%	2.5%	$137.10	$128.48	6.7%	$93.79	$85.76	9.4%	1.5%
Austin, TX	7	72.2%	72.5%	(0.4%)	$125.53	$125.77	(0.2%)	$90.58	$91.19	(0.7%)	1.5%
Top 20 Markets	100	75.9%	74.0%	2.6%	$167.23	$159.31	5.0%	$126.94	$117.96	7.6%	57.5%

All Other Markets
Oklahoma City, OK	4	74.1%	65.9%	12.4%	$134.20	$137.53	(2.4%)	$99.44	$90.59	9.8%	1.4%
Las Vegas, NV	1	74.8%	72.9%	2.6%	$189.52	$169.35	11.9%	$141.79	$123.46	14.8%	1.4%
Alabama North	4	79.0%	81.3%	(2.8%)	$143.95	$128.51	12.0%	$113.74	$104.44	8.9%	1.4%
Florida Panhandle	5	68.8%	68.1%	1.0%	$143.37	$144.31	(0.7%)	$98.58	$98.34	0.2%	1.3%
Denver, CO	3	69.7%	71.4%	(2.4%)	$161.19	$146.78	9.8%	$112.33	$104.78	7.2%	1.3%
Memphis, TN	2	68.4%	66.6%	2.7%	$198.22	$199.14	(0.5%)	$135.65	$132.53	2.4%	1.3%
Birmingham, AL	4	76.8%	71.6%	7.3%	$142.63	$142.67	0.0%	$109.50	$102.17	7.2%	1.2%
Houston, TX	6	66.8%	60.5%	10.4%	$115.33	$106.48	8.3%	$77.01	$64.38	19.6%	1.2%
Alabama South	4	73.6%	72.1%	2.1%	$129.04	$124.70	3.5%	$94.97	$89.86	5.7%	1.1%
Atlanta, GA	3	71.2%	67.9%	4.9%	$166.02	$155.40	6.8%	$118.15	$105.48	12.0%	1.1%
Pittsburgh, PA	2	64.4%	59.8%	7.7%	$173.73	$173.15	0.3%	$111.91	$103.63	8.0%	1.0%
Orlando, FL	3	75.2%	74.4%	1.1%	$126.21	$124.79	1.1%	$94.94	$92.85	2.3%	1.0%
Fort Lauderdale, FL	2	81.1%	82.5%	(1.7%)	$153.13	$143.94	6.4%	$124.15	$118.68	4.6%	1.0%
Tucson, AZ	3	83.1%	80.0%	3.9%	$118.29	$110.97	6.6%	$98.33	$88.83	10.7%	1.0%
Syracuse, NY	2	74.3%	77.0%	(3.5%)	$175.45	$162.87	7.7%	$130.34	$125.44	3.9%	1.0%
Boston, MA	3	70.2%	73.3%	(4.2%)	$162.39	$147.28	10.3%	$113.99	$108.03	5.5%	1.0%
Kansas City, MO	4	72.1%	71.5%	0.8%	$129.42	$120.51	7.4%	$93.38	$86.15	8.4%	1.0%
Indiana North	3	60.9%	61.7%	(1.3%)	$153.47	$147.05	4.4%	$93.40	$90.73	2.9%	0.9%
Newark, NJ	2	78.9%	77.1%	2.3%	$169.73	$162.59	4.4%	$133.91	$125.44	6.8%	0.9%
Louisville, KY	1	74.6%	72.9%	2.3%	$176.85	$159.98	10.5%	$131.92	$116.55	13.2%	0.9%
Knoxville, TN	3	78.7%	76.5%	2.9%	$128.34	$118.39	8.4%	$100.98	$90.61	11.4%	0.9%
Philadelphia, PA	3	67.6%	65.7%	2.9%	$138.27	$132.32	4.5%	$93.52	$86.90	7.6%	0.9%
Saint Louis, MO	2	64.8%	65.1%	(0.5%)	$167.42	$165.26	1.3%	$108.55	$107.52	1.0%	0.9%
Idaho	1	77.8%	74.8%	4.0%	$180.78	$171.24	5.6%	$140.68	$128.06	9.9%	0.8%
Portland, OR	1	68.0%	62.8%	8.3%	$163.58	$167.55	(2.4%)	$111.20	$105.15	5.8%	0.7%
Madison, WI	1	63.4%	64.0%	(0.9%)	$193.19	$180.21	7.2%	$122.57	$115.25	6.4%	0.7%
Virginia Area	1	73.7%	76.5%	(3.7%)	$172.88	$163.18	5.9%	$127.33	$124.79	2.0%	0.7%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 21

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Year Ended December 31

(Unaudited)

All Other Markets (continued)		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023
San Jose/Santa Cruz, CA	1	79.4%	82.6%	(3.9%)	$185.94	$176.33	5.5%	$147.66	$145.66	1.4%	0.7%
Minneapolis, MN	2	64.5%	62.7%	2.9%	$154.01	$144.30	6.7%	$99.37	$90.45	9.9%	0.6%
Louisiana South	2	68.4%	69.0%	(0.9%)	$126.01	$124.11	1.5%	$86.26	$85.62	0.7%	0.6%
Tampa, FL	1	82.7%	84.8%	(2.5%)	$182.91	$176.99	3.3%	$151.19	$150.13	0.7%	0.6%
New Orleans, LA	1	63.1%	58.9%	7.1%	$192.62	$210.89	(8.7%)	$121.61	$124.29	(2.2%)	0.6%
Long Island, NY	1	80.9%	82.0%	(1.3%)	$158.37	$160.07	(1.1%)	$128.19	$131.20	(2.3%)	0.6%
Texas West	1	96.4%	94.8%	1.7%	$131.74	$119.17	10.5%	$127.03	$113.03	12.4%	0.5%
Columbia, SC	2	80.5%	80.2%	0.4%	$120.33	$121.34	(0.8%)	$96.92	$97.33	(0.4%)	0.5%
Florida Central	2	77.2%	77.1%	0.1%	$141.02	$136.19	3.5%	$108.80	$104.97	3.6%	0.5%
Iowa Area	3	68.4%	69.2%	(1.2%)	$129.20	$117.20	10.2%	$88.35	$81.13	8.9%	0.5%
Jacksonville, FL	2	81.5%	82.8%	(1.6%)	$128.36	$122.82	4.5%	$104.66	$101.65	3.0%	0.5%
Sacramento, CA	1	76.8%	75.2%	2.1%	$164.54	$161.59	1.8%	$126.39	$121.51	4.0%	0.5%
Detroit, MI	1	70.2%	66.4%	5.7%	$146.59	$136.07	7.7%	$102.95	$90.38	13.9%	0.4%
Macon/Warner Robins, GA	1	79.9%	79.8%	0.1%	$148.63	$139.38	6.6%	$118.80	$111.19	6.8%	0.4%
Cleveland, OH	1	62.4%	59.1%	5.6%	$179.40	$165.46	8.4%	$111.91	$97.75	14.5%	0.4%
Inland Empire, CA	1	76.3%	80.7%	(5.5%)	$174.92	$187.91	(6.9%)	$133.40	$151.60	(12.0%)	0.4%
Ohio Area	1	76.2%	74.9%	1.7%	$133.98	$121.18	10.6%	$102.05	$90.78	12.4%	0.4%
California South/Central	2	75.1%	77.9%	(3.6%)	$156.09	$154.09	1.3%	$117.28	$120.02	(2.3%)	0.4%
Palm Beach , FL	1	74.9%	67.5%	11.0%	$140.85	$145.78	(3.4%)	$105.44	$98.47	7.1%	0.4%
Savannah, GA	1	79.9%	84.6%	(5.6%)	$159.38	$151.63	5.1%	$127.31	$128.33	(0.8%)	0.4%
Greenville/Spartanburg, SC	1	75.3%	73.9%	1.9%	$157.63	$160.05	(1.5%)	$118.64	$118.27	0.3%	0.4%
Bergen/Passaic, NJ	1	90.0%	92.4%	(2.6%)	$137.90	$124.63	10.6%	$124.18	$115.14	7.9%	0.4%
Charleston, SC	1	81.1%	75.9%	6.9%	$130.97	$121.63	7.7%	$106.23	$92.30	15.1%	0.4%
Mississippi	2	71.1%	72.0%	(1.3%)	$119.55	$115.88	3.2%	$85.04	$83.38	2.0%	0.3%
South Carolina Area	1	76.4%	73.8%	3.5%	$157.62	$165.82	(4.9%)	$120.41	$122.34	(1.6%)	0.3%
Colorado Springs, CO	1	75.6%	71.1%	6.3%	$157.12	$156.27	0.5%	$118.80	$111.14	6.9%	0.3%
Central New Jersey	1	71.8%	63.4%	13.2%	$126.25	$123.32	2.4%	$90.70	$78.19	16.0%	0.3%
Greensboro/Winston Salem, NC	2	70.8%	68.3%	3.7%	$129.33	$123.53	4.7%	$91.54	$84.38	8.5%	0.3%
Raleigh/Durham/Chapel Hill, NC	1	71.2%	71.1%	0.1%	$130.53	$121.74	7.2%	$92.94	$86.58	7.3%	0.3%
Baltimore, MD	1	62.7%	64.9%	(3.4%)	$142.74	$137.96	3.5%	$89.48	$89.49	0.0%	0.3%
Utah Area	1	69.3%	70.1%	(1.1%)	$139.15	$128.12	8.6%	$96.45	$89.79	7.4%	0.2%
San Antonio, TX	1	78.6%	83.9%	(6.3%)	$101.51	$101.65	(0.1%)	$79.74	$85.28	(6.5%)	0.2%
Texas East	1	77.3%	84.6%	(8.6%)	$128.19	$112.85	13.6%	$99.10	$95.44	3.8%	0.2%
Chattanooga, TN	1	87.3%	76.3%	14.4%	$118.00	$125.48	(6.0%)	$103.05	$95.70	7.7%	0.2%
Mobile, AL	1	68.2%	63.7%	7.1%	$116.77	$117.05	(0.2%)	$79.63	$74.60	6.7%	0.1%
Minnesota	1	69.6%	65.3%	6.6%	$108.57	$105.39	3.0%	$75.61	$68.83	9.9%	0.1%
Cincinnati, OH	1	63.7%	65.1%	(2.2%)	$131.28	$120.54	8.9%	$83.60	$78.44	6.6%	0.1%
Charlotte, NC	1	70.2%	74.3%	(5.5%)	$104.40	$96.39	8.3%	$73.26	$71.61	2.3%	0.1%
Indianapolis, IN	1	62.2%	56.4%	10.3%	$126.90	$124.25	2.1%	$78.88	$70.14	12.5%	0.1%
Kansas	1	52.9%	61.1%	(13.4%)	$109.58	$103.14	6.2%	$58.02	$63.00	(7.9%)	0.0%
All Other Markets	123	72.7%	71.3%	2.0%	$145.85	$139.97	4.2%	$105.97	$99.75	6.2%	42.5%

Total Portfolio	223	74.2%	72.6%	2.2%	$156.55	$149.62	4.6%	$116.23	$108.67	7.0%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 22

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Three Months Ended December 31

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2023	Q4 2022	% Change	Q4 2023	Q4 2022	% Change	Q4 2023	Q4 2022	% Change	Q4 2023
STR Region
East North Central	16	61.1%	61.6%	(0.8%)	$148.05	$144.29	2.6%	$90.50	$88.82	1.9%	6.1%
East South Central	27	69.8%	70.4%	(0.9%)	$149.06	$145.34	2.6%	$104.10	$102.32	1.7%	10.6%
Middle Atlantic	12	70.5%	70.7%	(0.3%)	$155.91	$151.20	3.1%	$109.96	$106.90	2.9%	5.4%
Mountain	25	72.5%	73.9%	(1.9%)	$150.83	$141.95	6.3%	$109.35	$104.95	4.2%	14.0%
New England	6	74.3%	70.6%	5.2%	$179.48	$179.97	(0.3%)	$133.28	$127.08	4.9%	4.3%
Pacific	33	74.0%	73.8%	0.3%	$173.66	$171.27	1.4%	$128.51	$126.48	1.6%	22.6%
South Atlantic	53	71.0%	70.4%	0.9%	$145.66	$143.61	1.4%	$103.36	$101.09	2.2%	21.2%
West North Central	17	59.0%	61.4%	(3.9%)	$130.13	$126.25	3.1%	$76.82	$77.47	(0.8%)	3.3%
West South Central	34	69.3%	68.6%	1.0%	$134.37	$131.17	2.4%	$93.06	$89.99	3.4%	12.5%

Total Portfolio	223	69.7%	69.8%	(0.1%)	$150.72	$146.99	2.5%	$105.01	$102.56	2.4%	100.0%

Note: Region categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Year Ended December 31

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023
STR Region
East North Central	16	66.0%	63.8%	3.4%	$146.47	$139.14	5.3%	$96.61	$88.81	8.8%	5.7%
East South Central	27	76.1%	74.5%	2.1%	$149.02	$144.37	3.2%	$113.42	$107.55	5.5%	10.3%
Middle Atlantic	12	73.2%	71.3%	2.7%	$154.88	$149.50	3.6%	$113.42	$106.66	6.3%	5.0%
Mountain	25	76.4%	74.1%	3.1%	$156.82	$143.14	9.6%	$119.87	$106.07	13.0%	13.9%
New England	6	73.8%	72.6%	1.7%	$199.53	$195.00	2.3%	$147.16	$141.55	4.0%	4.2%
Pacific	33	79.1%	78.4%	0.9%	$186.04	$177.79	4.6%	$147.07	$139.38	5.5%	23.2%
South Atlantic	53	75.6%	74.1%	2.0%	$153.29	$147.88	3.7%	$115.92	$109.52	5.8%	22.0%
West North Central	17	67.1%	66.4%	1.1%	$141.48	$133.23	6.2%	$94.91	$88.43	7.3%	5.0%
West South Central	34	72.3%	69.9%	3.4%	$134.59	$130.48	3.1%	$97.29	$91.22	6.7%	10.7%

Total Portfolio	223	74.2%	72.6%	2.2%	$156.55	$149.62	4.6%	$116.23	$108.67	7.0%	100.0%

Note: Region categorization based on STR designation.

Page | 23

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Three Months Ended December 31

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2023	Q4 2022	% Change	Q4 2023	Q4 2022	% Change	Q4 2023	Q4 2022	% Change	Q4 2023
Upscale
AC Hotels	3	71.4%	70.4%	1.4%	$194.56	$183.79	5.9%	$139.00	$129.34	7.5%	3.3%
Aloft	1	72.3%	68.3%	5.9%	$171.43	$204.99	(16.4%)	$123.89	$139.93	(11.5%)	0.8%
Courtyard	35	67.1%	65.0%	3.2%	$152.13	$147.49	3.1%	$102.12	$95.90	6.5%	16.9%
Hilton Garden Inn	40	65.9%	67.9%	(2.9%)	$145.93	$144.37	1.1%	$96.14	$97.98	(1.9%)	16.5%
Homewood Suites	29	78.3%	76.9%	1.8%	$149.30	$145.37	2.7%	$116.87	$111.76	4.6%	12.3%
Hyatt House	2	63.0%	73.6%	(14.4%)	$153.60	$142.26	8.0%	$96.81	$104.71	(7.5%)	0.8%
Hyatt Place	3	76.2%	80.9%	(5.8%)	$147.62	$140.56	5.0%	$112.51	$113.66	(1.0%)	1.4%
Residence Inn	30	75.0%	73.9%	1.5%	$157.94	$155.33	1.7%	$118.39	$114.74	3.2%	16.3%
SpringHill Suites	10	69.7%	68.1%	2.3%	$155.98	$144.72	7.8%	$108.79	$98.56	10.4%	5.4%
Upscale Total	153	70.5%	70.1%	0.6%	$152.50	$148.61	2.6%	$107.46	$104.22	3.1%	73.7%

Upper Midscale
Fairfield	10	64.3%	67.8%	(5.2%)	$129.91	$130.09	(0.1%)	$83.54	$88.25	(5.3%)	2.6%
Hampton	36	67.0%	67.2%	(0.3%)	$149.43	$145.79	2.5%	$100.10	$97.91	2.2%	13.4%
Home2 Suites	10	71.8%	78.5%	(8.5%)	$155.53	$145.80	6.7%	$111.74	$114.50	(2.4%)	4.0%
TownePlace Suites	9	71.1%	71.0%	0.1%	$114.16	$115.33	(1.0%)	$81.14	$81.88	(0.9%)	2.1%
Upper Midscale Total	65	67.7%	69.3%	(2.3%)	$143.34	$139.92	2.4%	$97.09	$96.97	0.1%	22.1%

Upper Upscale
Embassy Suites	3	75.2%	79.7%	(5.6%)	$174.95	$172.94	1.2%	$131.61	$137.88	(4.5%)	2.0%
Marriott	2	64.2%	56.1%	14.4%	$165.35	$164.20	0.7%	$106.23	$92.19	15.2%	2.2%
Upper Upscale Total	5	69.2%	66.8%	3.6%	$170.06	$168.90	0.7%	$117.67	$112.79	4.3%	4.2%

Total Portfolio	223	69.7%	69.8%	(0.1%)	$150.72	$146.99	2.5%	$105.01	$102.56	2.4%	100.0%

Note: Chain scale categorization based on STR designation.

Page | 24

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Year Ended December 31

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023
Upscale
AC Hotels	3	74.9%	72.3%	3.6%	$214.30	$203.93	5.1%	$160.47	$147.42	8.9%	3.1%
Aloft	1	72.4%	65.6%	10.4%	$195.53	$221.17	(11.6%)	$141.64	$145.17	(2.4%)	0.7%
Courtyard	35	72.1%	69.3%	4.0%	$161.88	$154.75	4.6%	$116.65	$107.20	8.8%	18.3%
Hilton Garden Inn	40	71.2%	70.0%	1.7%	$150.93	$145.89	3.5%	$107.53	$102.08	5.3%	16.6%
Homewood Suites	29	81.3%	80.4%	1.1%	$151.10	$144.20	4.8%	$122.81	$115.87	6.0%	11.1%
Hyatt House	2	74.6%	74.5%	0.1%	$161.16	$142.42	13.2%	$120.26	$106.14	13.3%	1.0%
Hyatt Place	3	77.4%	75.0%	3.2%	$148.78	$139.89	6.4%	$115.16	$104.98	9.7%	1.2%
Residence Inn	30	78.3%	78.5%	(0.3%)	$165.24	$156.76	5.4%	$129.35	$123.07	5.1%	15.4%
SpringHill Suites	10	73.3%	69.4%	5.6%	$152.65	$141.43	7.9%	$111.94	$98.22	14.0%	4.7%
Upscale Total	153	74.8%	73.2%	2.2%	$158.25	$151.10	4.7%	$118.30	$110.54	7.0%	72.1%

Upper Midscale
Fairfield	10	69.5%	67.9%	2.4%	$131.57	$127.37	3.3%	$91.40	$86.44	5.7%	2.6%
Hampton	36	72.0%	69.7%	3.3%	$154.90	$149.27	3.8%	$111.56	$104.03	7.2%	14.0%
Home2 Suites	10	81.9%	81.5%	0.5%	$159.85	$151.40	5.6%	$131.00	$123.38	6.2%	4.8%
TownePlace Suites	9	76.0%	77.7%	(2.2%)	$121.38	$118.05	2.8%	$92.19	$91.77	0.5%	2.4%
Upper Midscale Total	65	73.5%	72.0%	2.1%	$148.41	$142.66	4.0%	$109.07	$102.73	6.2%	23.8%

Upper Upscale
Embassy Suites	3	80.5%	82.6%	(2.5%)	$202.62	$186.60	8.6%	$163.10	$154.11	5.8%	2.6%
Marriott	2	62.4%	55.0%	13.5%	$166.05	$158.95	4.5%	$103.63	$87.44	18.5%	1.5%
Upper Upscale Total	5	70.6%	67.4%	4.7%	$184.86	$174.22	6.1%	$130.43	$117.49	11.0%	4.1%

Total Portfolio	223	74.2%	72.6%	2.2%	$156.55	$149.62	4.6%	$116.23	$108.67	7.0%	100.0%

Note: Chain scale categorization based on STR designation.

Page | 25

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months Ended December 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2023	Q4 2022	% Change	Q4 2023	Q4 2022	% Change	Q4 2023	Q4 2022	% Change	Q4 2023
STR Location
Airport	18	76.0%	78.0%	(2.6%)	$138.59	$136.19	1.8%	$105.35	$106.17	(0.8%)	7.3%
Interstate	4	67.0%	67.5%	(0.7%)	$119.24	$111.70	6.8%	$79.86	$75.35	6.0%	1.0%
Resort	11	65.9%	69.7%	(5.5%)	$147.02	$145.13	1.3%	$96.93	$101.17	(4.2%)	4.2%
Small Metro/Town	9	77.6%	78.0%	(0.5%)	$140.61	$134.58	4.5%	$109.10	$105.00	3.9%	4.3%
Suburban	128	70.5%	69.9%	0.9%	$146.06	$142.29	2.6%	$102.92	$99.46	3.5%	50.6%
Urban	53	66.2%	66.3%	(0.2%)	$168.40	$164.52	2.4%	$111.45	$109.09	2.2%	32.6%

Total Portfolio	223	69.7%	69.8%	(0.1%)	$150.72	$146.99	2.5%	$105.01	$102.56	2.4%	100.0%

Note: Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Year Ended December 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023
STR Location
Airport	18	79.5%	78.1%	1.8%	$143.35	$135.33	5.9%	$113.97	$105.73	7.8%	6.9%
Interstate	4	69.8%	68.1%	2.5%	$119.71	$114.96	4.1%	$83.55	$78.23	6.8%	1.0%
Resort	11	73.3%	72.8%	0.7%	$169.31	$165.40	2.4%	$124.05	$120.34	3.1%	5.8%
Small Metro/Town	9	79.2%	77.2%	2.6%	$142.03	$129.31	9.8%	$112.52	$99.88	12.7%	3.7%
Suburban	128	74.5%	73.3%	1.6%	$150.47	$143.44	4.9%	$112.07	$105.10	6.6%	49.5%
Urban	53	72.1%	69.5%	3.7%	$174.53	$168.59	3.5%	$125.85	$117.10	7.5%	33.1%

Total Portfolio	223	74.2%	72.6%	2.2%	$156.55	$149.62	4.6%	$116.23	$108.67	7.0%	100.0%

Note: Location categorization based on STR designation.

Page | 26